REEBOK INTERNATIONAL LTD.
                (Amounts in Thousands, Except Per Share Data)


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Exhibit 11  -  Statement RE:  Computation of Per Share Earnings

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                                         Three Months Ended   Nine Months Ended
                                            September 30,        September 30,
                                         __________________   _________________

                                          1995      1994        1995      1994
                                          ____      ____        ____      ____
Primary
________________________________

Average shares outstanding               77,618    81,968      79,264    82,626

Net effect of dilutive stock options      1,686     2,123       1,338     1,978
                                        _______   _______     _______   _______

Total                                    79,304    84,091      80,602    84,604

                                        =======   =======     =======   =======

Net income                              $76,202   $84,655    $163,523  $201,452

                                        =======   =======     =======   =======

Per share amount                        $  0.96   $  1.01    $   2.03  $   2.38

                                        =======   =======     =======   =======

Fully Diluted
________________________________

Average shares outstanding               77,618    81,968      79,264    82,626

Net effect of dilutive stock options      1,686     2,228       1,338     2,228
                                        _______   _______     _______   _______

Total                                    79,304    84,196      80,602    84,854

                                        =======   =======     =======   =======

Net income                              $76,202   $84,655    $163,523  $201,452

                                        =======   =======     =======   =======

Per share amount                        $  0.96   $  1.01     $  2.03  $   2.37

                                        =======   =======     =======   =======

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